UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2025

Cencora, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Ave. Conshohocken, PA		19428-1800
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code:	(610) 727-7000

Not Applicable

Former name or address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed by Cencora, Inc. (the “Company”) with the Securities and Exchange Commission on November 8, 2024, the Company entered into a definitive agreement to acquire Retina Midco, Inc. (“Retina Consultants of America” or “RCA”), a leading management services organization of retina specialists, from Webster Equity Partners. On January 2, 2025, the Company completed the acquisition and RCA became a subsidiary of the Company. The Company acquired an interest in RCA of approximately 85%, with certain RCA physicians and members of the management team retaining a minority equity interest in RCA. The Company’s cash outlay at closing was $4.4 billion, which amount is subject to a customary post-closing purchase price adjustment.

Item 7.01. Regulation FD Disclosure

On January 2, 2025, the Company issued a news release announcing the completion of the acquisition of RCA, a copy of which is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release of Cencora, Inc., dated January 2, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

Date: January 2, 2025	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer